UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2022

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster NJ 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	Tyme	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 3, 2022, Tyme Technologies, Inc., a Delaware corporation (“Tyme”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Syros Pharmaceuticals, Inc. (“Syros”) and Tack Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Syros (“Merger Sub”). Each of the board of directors of Tyme (the “Tyme Board”) and the board of directors of Syros (the “Syros Board”) have approved the Merger Agreement.

Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tyme (the “Merger”), with Tyme continuing as the surviving entity and a wholly owned subsidiary of Syros. At the effective time of the Merger (the “Effective Time”), each share of common stock of Tyme, par value $0.0001 per share (the “Tyme Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a number of shares of fully paid and non-assessable shares of common stock of Syros, par value $0.001 per share (the “Syros Common Stock”) (such consideration collectively, the “Merger Consideration”) equal to the Exchange Ratio. The “Exchange Ratio” will be the quotient (rounded down to four decimal places) obtained by dividing (x) the Tyme Per Share Value by (y) $0.94 (the “Syros Per Share Price”). The “Tyme Per Share Value” will be determined by dividing (x) the sum of Tyme Net Cash plus $7.5 million by (y) the total number of outstanding shares of Tyme Common Stock as of the Closing. “Tyme Net Cash” will be determined in accordance with the definitions and procedures in the Merger Agreement shortly prior to closing of the Merger, and represents an estimate of the cash and cash equivalent of Tyme and its subsidiaries as of the Closing, net of substantially all of Tyme’s liabilities and expenses. As such, the Exchange Ratio is not yet knowable. Based on current estimates and expectations, the Exchange Ratio is estimated to be approximately 0.43. However, the final Exchange Ratio will depend on Tyme Net Cash and the number of shares of Tyme Common Stock outstanding at Closing and could be materially different.

Concurrently with execution of the Merger Agreement, Syros entered into a definitive agreement with various investors providing for a private placement of approximately $130 million of shares of Syros Common Stock at the Syros Per Share Price (the “Syros Financing”). The obligation of the investors to complete the Syros Financing is conditioned upon the satisfaction of all conditions to close the Merger.

At the Effective Time, each option to purchase Tyme Common Stock held by an individual who continues in the service of the Surviving Corporation at or after the Closing that is outstanding and unexercised, whether vested or unvested, immediately prior the Effective Time (each, an “Assumed Tyme Option”) will be assumed by Syros and converted automatically into an option to purchase shares of Syros Common Stock on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed Tyme Option immediately prior to the Effective Time (with the number of options and exercise price being adjusted based on the Exchange Ratio). Each outstanding Tyme Option that is not assumed will be terminated and shall cease to exist at the Effective Time. Each warrant exercisable for Tyme Common Stock outstanding as of immediately prior to the Effective Time, other than the warrants issued by Tyme on May 20, 2022 (each, a “Tyme Warrant”), shall cease to represent a Tyme Warrant and shall be assumed by Syros and converted automatically into a warrant denominated in shares of Syros Common Stock from Syros on the same terms and conditions (including vesting terms) as applied to such Syros Warrant immediately prior to the Effective Time (with the number of warrants and exercise price being adjusted based on the Exchange Ratio). Immediately prior to the Effective Time, the warrants issued by Tyme on May 20, 2022 will be repurchased at their Black-Scholes valuation pursuant to their terms.

The completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including: (i) the effectiveness of a registration statement on Form S-4 to be filed in connection with the Merger; (ii) the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Tyme Common Stock and by holders of a majority of the outstanding shares of Syros Common Stock; (iii) the authorization for listing of shares of Syros Common Stock to be issued in the Merger on the Nasdaq Global Select Market; (iv) the absence of any court order or regulatory injunction prohibiting completion of the Merger; (v) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (vi) compliance by each party in all material respects with its covenants; and (vii) the absence of a material adverse effect on each party. In addition, Tyme’s obligation to complete the Merger is subject to the completion of the Syros Financing with gross proceeds of at least $100 million.

Tyme has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide confidential information in connection with, any unsolicited alternative acquisition proposals. Additionally, the Tyme Board and Syros Board are each required to recommend the adoption of the Merger Agreement to its respective stockholders, subject to certain exceptions. Prior to the approval of the transaction-related proposals by their respective stockholders, the Tyme Board or Syros Board may change its recommendation in response to an unsolicited proposal for an alternative transaction, if such board determines in good faith after consultation with its outside legal counsel and financial advisor that the proposal constitutes a “Superior Proposal” (as defined in the Merger Agreement), and that failure to take such action would be inconsistent with their fiduciary duties to the company and its stockholders under applicable law, subject to complying with certain procedures set forth in the Merger Agreement. Prior to the approval of the transaction-related proposals by their respective stockholders, the Tyme Board and Syros Board may also change its recommendation if an “Intervening Event” (as defined in the Merger Agreement) occurs, and such board determines in good faith after consultation with its outside legal counsel and financial advisor that failing to change its recommendation would be inconsistent with its fiduciary duties, subject to complying with certain procedures set forth in the Merger Agreement.

The Merger Agreement includes certain representations, warranties and covenants of Tyme, on one hand, and Syros and Merger Sub, on the other, including certain restrictions with respect to Tyme’s and Syros’ respective businesses between the date of the Merger Agreement and the consummation of the Merger. Tyme may, with Syros’ consent, which shall not be unreasonably withheld or delayed, sell, license or otherwise dispose of certain of its non-cash assets between the date of the Merger Agreement and the consummation of the Merger, and any net cash proceeds received by Tyme prior to Closing may be distributed to Tyme stockholders or, subject to a $5 million limit, included in Tyme Net Cash and resulting in a corresponding adjustment to the Exchange Ratio. However, no such disposition is currently contemplated and Syros has agreed to explore and consider in good faith the viability of continuing to develop SM-88 in parallel with Syros’ other drug candidates or the sale or out-license of SM-88, in each case with a view toward maximizing value to the stockholders of the combined company.

The Merger Agreement contains certain termination rights for both Tyme and Syros, including (i) if the consummation of the Merger has not occurred on or before December 31, 2022, and (ii) if consummation of the Merger is legally prohibited or permanently enjoined. The Merger Agreement may also be terminated by either party if (i) the other party’s board of directors has effected a change in its recommendation, (ii) the other party’s board of directors fails to publicly reaffirm the Board recommendation upon request by such party (subject to certain limitations), (iii) the other has breached any representation, warranty or covenant.

Either party would be required to pay a termination fee equal to $2,443,000, in the case of Tyme, or $2,068,000, in the case of Syros, upon termination of the Merger Agreement (i) due to a change in recommendation by the other party’s board of directors;(ii) by the other party if, after the receipt of an acquisition proposal, the board of directors fails to publicly reaffirm its recommendation upon request by such other party (subject to certain limitations); (iii) by the other party due to a material breach of the non-solicitation obligations or its obligations relating to obtaining its stockholder approvals; or (iv) such party enters into an Alternative Transaction within twelve months of termination of the Merger Agreement in circumstances involving a potential competing acquisition proposal.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and the terms of the Merger Agreement is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the dates specified therein. The assertions embodied in those representations, warranties and covenants were made, or will be made, for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the related schedules thereto which are not filed publicly and which may be subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Tyme does not believe that these schedules contain information that is material to an investment decision. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

Voting and Support Agreements

Following the execution of the Merger Agreement, certain of Tyme’s stockholders collectively holding approximately 30% of the outstanding Tyme Common Stock, and certain of Syros’ stockholders collectively holding approximately 28% of the outstanding Syros Common Stock (together, the “Supporting Stockholders”), have entered into Voting Agreements and Support Agreements pursuant to which each Supporting Stockholder has agreed to, among other things, vote all of their shares in Tyme or Syros (as applicable) that they own as of the record date for the applicable stockholder meeting (i) in favor of the adoption of the proposals required for the Merger, (ii) against any competing acquisition proposal, and (iii) against any proposal, action or agreement that would reasonably be expected to impede, interfere with, delay or postpone, prevent or otherwise impair the Merger or the other transactions contemplated by the Merger Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the form of Support Agreement for Tyme stockholders and the form of Support Agreement for Syros stockholders, which are attached as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Item 8.01	Other Events.

On July 5, 2022, Tyme and Syros issued a joint press release announcing the execution of the Merger Agreement (the “Press Release”) and related transactions. A copy of the Press Release, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

*    *    *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act concerning Syros, Tyme, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Syros and Tyme, as well as assumptions made by, and information currently available to, management of Syros and Tyme. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to obtain stockholder approval for the transactions or to complete the Syros Financing in a timely manner or at all; uncertainties as to the timing of the consummation of the transactions and the ability of each of Syros and Tyme to consummate the transaction, including the Syros Financing; risks related to Tyme’s continued listing on the Nasdaq Stock Market until closing of the proposed transactions; risks related to Syros’ and Tyme’s ability to correctly estimate their respective operating expenses and expenses associated with the transactions, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of Syros or Tyme to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Syros’ Annual Report on Form 10-K for the year ended December 31, 2021, Syros’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and Tyme’s Annual Report on Form 10-K for the year ended March 31, 2022, each of which is on file with the Securities and Exchange Commission. In addition, the extent to which the COVID-19 pandemic continues to impact the proposed transactions will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic, additional or modified government actions, and the actions that may be required to contain the virus or treat its impact. Syros and Tyme can give no assurance that the conditions to the transactions will be satisfied. Except as required by applicable law, Syros and Tyme undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation.

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1934, as amended (the “Securities Act”).

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

Syros plans to file with the SEC a Registration Statement on Form S 4 in connection with the transaction and Syros and Tyme plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about Syros, Tyme, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Syros and Tyme through the web site maintained by the SEC at www.sec.gov.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Syros and Tyme through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Syros on its website at https://ir.syros.com/all-sec-filings or by contacting hannahd@sternir.com or from Tyme on its website at https://tymeinc.com/investors/investor-overview/default.aspx or by contacting investorrelations@tymeinc.com.

Participants in the Solicitation

Syros and Tyme, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Syros’ directors and executive officers is contained in Syros’ proxy statement dated April 21, 2022, which is filed with the SEC. Information regarding Tyme’s directors and executive officers is contained in Tyme’s proxy statement dated July 12, 2021, which is filed with the SEC. A more complete description will be available in the Registration Statement and the Joint Proxy Statement/Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 3, 2022, by and among Tyme Technologies, Inc., Syros Pharmaceuticals, Inc. and Tack Acquisition Corp.

10.1	Form of Tyme Support Agreement

10.2	Form of Syros Support Agreement

99.1	Joint press release of Syros Pharmaceuticals, Inc. and Tyme Technologies, Inc. issued on July 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on page iii of Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: July 5, 2022	By:	/s/ James Biehl
James Biehl, Chief Legal Officer